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                                                                     Exhibit 4.2
                                                                      Option No.


                              STONEPATH GROUP, INC.


                         FORM OF STOCK OPTION AGREEMENT
                                    UNDER THE
                              STONEPATH GROUP, INC.
                              AMENDED AND RESTATED
                     2000 STOCK INCENTIVE PLAN (the "Plan")


         This Agreement is made as of the date set forth on Schedule A hereto (the "Grant Date") by and between STONEPATH GROUP, INC., a Delaware corporation (the "Corporation"), and the person named on Schedule A hereto (the "Optionee").

         WHEREAS, Optionee is a valuable employee/director/advisor of the Corporation and the Corporation considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Corporation and an incentive to advance the interests of the Corporation by granting the Optionee an option (the "Option") to purchase shares of common stock of the Corporation (the "Common Stock");

         WHEREAS, to cover the granting of such Options, the Corporation has adopted the Amended and Restated 2000 Stock Incentive Plan (the "Plan");

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Corporation hereby grants Optionee an Option to purchase from it, upon the terms and conditions set forth in the Plan, that number of shares of the authorized and unissued Common Stock of the Corporation as is set forth on Schedule A hereto.

1. Terms of Stock Option. The Option to purchase Common Stock granted hereby is subject to the following terms, conditions and covenants:

         (a) The Optionee has been provided with, reviewed and fully understood, the terms, conditions and covenants, of the Plan;

         (b) This Option is granted under, and subject in its entirety to, the terms of the Plan;

         (c) The Optionee has been provided with, and fully understands, the "Disclosure Document for the Stonepath Group, Inc. Amended and Restated 2000 Stock Incentive Plan";

         (d) This Option shall constitute [an Incentive] [a Non-Qualified Stock] Option which is [not] intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended;


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         (e)      The per share exercise price for the Shares subject to this
                  Option shall be set forth on Schedule A hereto;

         (f) This option shall vest in accordance with the vesting schedule set forth on Schedule A hereto; and

         (g) No portion of this Option may be exercised more than ten (10) years from the Grant Date.

2.       Miscellaneous.

         (a) This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

         (b) This Agreement will be governed and interpreted in accordance with the laws of the State of Delaware, and may be executed in more than one counterpart, each of which shall constitute an original document.

         (c) No alterations, amendments, changes or additions to this agreement will be binding upon either the Corporation or Optionee unless reduced to writing and signed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

                                          STONEPATH GROUP, INC.:


                                          By:___________________________________
                                             Authorized Executive Officer


                                          OPTIONEE:


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                                   Schedule A

1.       Optionee:

2.       Grant Date:

3.       Termination Date:

4.       Number of Shares of Common Stock covered by the Option:

5.       Exercise Price:

6.       The Option shall vest in accordance with the following schedule:

         (i) Options to purchase _____ Shares shall vest on ______________, provided Optionee remains continuously employed by the Corporation from the Grant Date through _______________;

         (ii) thereafter, commencing ______________, options to purchase _________ Shares shall vest on a monthly basis for a period of 36 consecutive months for as long, during that 36-month period, that Optionee remains continuously employed by the Corporation; and once Optionee is no longer employed by the Corporation additional unvested Options shall no longer continue to vest beyond the end of the month preceding the month in which Optionee's employment with the Corporation ceases, and thereafter Optionee forfeits any and all rights to any Options not yet vested;

         (iii) upon whatever earlier dates as are permitted by the Corporation in its sole discretion; or

         (iv)     as otherwise provided for in the Plan.

         The terms of this Schedule A have been agreed to by the following parties:


                                        STONEPATH GROUP, INC.:


                                        By:_____________________________________
                                           Authorized Executive Officer


                                        OPTIONEE:


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